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                                                                     EXHIBIT 5.1


                           [COOLEY GODWARD LETTERHEAD]

November 25, 1998

GENE LOGIC INC.
708 Quince Orchard Road
Gaithersburg, Maryland  20878

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by GENE LOGIC INC., a Delaware corporation (the "Company"), of Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement on Form S-4 (File No. 333-60135) (the "Registration Statement"), including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the registration of up to 1,012,481 shares of common stock, $.01 par value, of the Company (the "Common Stock") on behalf of certain selling securityholders, including 934,600 shares of Common Stock (the "Shares") and 77,881 shares of Common Stock (the "Warrant Shares") issuable upon exercise of certain warrants held by certain selling securityholders (the "Warrants").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Restated Certificate of Incorporation and By-laws, the Warrants and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares are validly issued, fully paid and nonassessable, and (ii) the Warrant Shares, when issued and sold in accordance with the terms of the Warrants will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.



                                       Sincerely,
                                       Cooley Godward LLP

                                       By: /s/ Frederick T. Muto
                                           -------------------------------------
                                               Frederick T. Muto